Exhibit 10.1

Consolidated Note Modification Agreement

AGREEMENT by and between Protalex, Inc., a Delaware corporation (the “Company”) and Niobe Ventures, LLC, a Delaware limited liability company (“Niobe”).

WHEREAS, Niobe is the holder of a Consolidated, Amended and Restated Promissory Note (the “Outstanding Note”) made by the Company in the principal amount of $9,219,366, dated October 11, 2013, as modified on October 6, 2014, with a Maturity Date of September 1, 2016; and

WHEREAS, the parties desire to amend and restate Section 5 of the Outstanding Note to increase the threshold triggering a Company prepayment obligation from $7.5 Million to $10 Million;

NOW THEREFORE, the parties hereby agree as follows:

1.	Section 5 of the Outstanding Note is hereby amended and restated to read as follows:

Section 5. Mandatory Prepayment, Partial Prepayment. If, at any time while this Note is outstanding, the Company receives in the aggregate, from a single or multiple “Liquidity Events” (as defined below), gross proceeds in excess of $10,000,000 (“Gross Proceeds”), then, in such event, a payment, in the aggregate (each, a “Mandatory Prepayment Amount”), in reduction of the amount then outstanding under this Note and any other note from the Company to the Holder shall immediately be due and payable in an amount equal to twenty-five (25%) percent of the Gross Proceeds received (each, a “Mandatory Prepayment Event”). The Mandatory Prepayment Amount shall be allocated pro rata to reduce the amount then outstanding under this Note and any other note from the Company to the Holder. A “Liquidity Event” shall mean each of (a) the sale of any of the Company’s equity, or equity-linked, securities, and (b) the receipt of proceeds, directly or indirectly related to a development and/or commercialization relationship entered into with an unaffiliated third party.

3. Except as otherwise modified hereby, all other terms and provisions of the Outstanding Note shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Note Modification Agreement as of the date indicated below.

Dated: November 4, 2014	PROTALEX, INC.

By:
Kirk M. Warshaw, Chief Financial Officer

NIOBE VENTURES, LLC

By:
Arnold P. Kling, Manager